Exhibit 99.1

TRUEBLUE REPORTS 2014 FIRST QUARTER RESULTS

TACOMA, WA- April 22, 2014--TrueBlue, Inc. (NYSE:TBI) today reported revenue for the first quarter of 2014 of $396 million, an increase of 14 percent compared to revenue of $346 million for the first quarter of 2013. Net income for the quarter was $1.7 million or $0.04 per diluted share, compared to a net loss of ($1.1) million or ($0.03) per diluted share for the first quarter of 2013. Adjusted EBITDA* for the first quarter was $7.6 million compared to $2.4 million for the first quarter of 2013. The company expanded adjusted EBITDA margin by 120 basis points.

“I’m pleased to report that TrueBlue is performing well, with 14 percent revenue growth and continued success in our efforts to control costs and operate more efficiently in our markets,” TrueBlue CEO Steve Cooper said, noting that TrueBlue consolidated 20 branches during the first quarter and expects to consolidate another 40 over the remainder of the year.

“The demand for our services is strong and we’ve created good momentum for future earnings,” he said. “We’re using new technology and innovative approaches to better serve our customers. I’m very proud of the way our employees across all our service lines are working together to find the specialized solutions our customers need and get people on the job.”

Cooper added that the company has seen a revenue upturn in April following weather-related disruptions experienced in February and March.

For the second quarter of 2014, TrueBlue estimates revenue in the range of $458 million to $468 million and net income per diluted share for the quarter of $0.33 to $0.38.

Management will discuss first quarter 2014 results on a conference call at 7 a.m. (PT), today, Tuesday, April 22, 2014. The conference call can be accessed on TrueBlue’s web site: www.trueblue.com

* This is a non-GAAP financial measure for which reconciliation is provided along with the financial statements accompanying this release.

About TrueBlue
TrueBlue (NYSE: TBI) is the leading provider of blue-collar staffing and helps over 130,000 businesses be more productive through easy access to dependable temporary labor. TrueBlue provides specialized blue-collar staffing solutions to industries that include construction, manufacturing, transportation, aviation, waste, hospitality, retail, renewable energy and more. TrueBlue connects approximately 375,000 people to work annually across the U.S., Canada and Puerto Rico. Learn more about TrueBlue at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements.  Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 27, 2013. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

Stacey Burke, VP of Corporate Communications
253-680-8291

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended
	March 28, 2014	March 29, 2013
Revenue from services	$396,063	$346,498
Cost of services	296,504	259,859
Gross profit	99,559	86,639
Selling, general and administrative expenses	91,982	88,432
Depreciation and amortization	5,161	5,159
Income (loss) from operations	2,416	(6,952)
Interest and other income, net	344	477
Income (loss) before tax expense	2,760	(6,475)
Income tax expense (benefit)	1,104	(5,399)
Net income (loss)	$1,656	$(1,076)

Net income (loss) per common share:
Basic	$0.04	$(0.03)
Diluted	$0.04	$(0.03)
Weighted average shares outstanding:
Basic	40,572	39,784
Diluted	40,891	39,784

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)
	March 28, 2014	December 27, 2013
Assets
Current assets:
Cash and cash equivalents	$128,818	$122,003
Marketable securities	31,777	14,745
Accounts receivable, net	186,084	199,519
Other current assets	17,343	20,191
Total current assets	364,022	356,458
Property and equipment, net	53,317	54,473
Restricted cash and investments	151,381	154,558
Other assets, net	152,975	153,972
Total assets	$721,695	$719,461
Liabilities and shareholders’ equity
Current liabilities	$118,686	$121,409
Long-term liabilities	206,213	204,692
Total liabilities	324,899	326,101
Shareholders’ equity	396,796	393,360
Total liabilities and shareholders’ equity	$721,695	$719,461

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	13 Weeks Ended
	March 28, 2014	March 29, 2013
Cash flows from operating activities:
Net income (loss)	$1,656	$(1,076)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	5,161	5,159
Provision for doubtful accounts	3,487	1,652
Stock-based compensation	2,876	2,880
Deferred income taxes	(1,433)	(3,573)
Other operating activities	(435)	180
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	9,949	4,982
Income taxes	3,567	(2,136)
Other assets	(331)	251
Accounts payable and other accrued expenses	(3,307)	(6,990)
Accrued wages and benefits	1,380	4,061
Workers' compensation claims reserve	261	549
Other liabilities	664	158
Net cash provided by operating activities	23,495	6,097

Cash flows from investing activities:
Capital expenditures	(2,091)	(3,952)
Acquisition of business, net of cash acquired	—	(53,248)
Purchases of marketable securities	(25,057)	—
Sales and maturities of marketable securities	9,450	—
Change in restricted cash and cash equivalents	(1,491)	(4,489)
Purchases of restricted investments	—	(1,365)
Maturities of restricted investments	4,215	4,128
Net cash used in investing activities	(14,974)	(58,926)

Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	602	2,266
Common stock repurchases for taxes upon vesting of restricted stock	(2,474)	(2,010)
Proceeds from note payable	—	34,000
Payments on debt and other liabilities	(567)	(397)
Other	973	479
Net cash provided by (used in) financing activities	(1,466)	34,338
Effect of exchange rates on cash	(240)	(222)
Net change in cash and cash equivalents	6,815	(18,713)
CASH AND CASH EQUIVALENTS, beginning of period	122,003	129,513
CASH AND CASH EQUIVALENTS, end of period	$128,818	$110,800

TRUEBLUE, INC.
NET INCOME TO EBITDA
AND ADJUSTED EBITDA RECONCILIATION
(Unaudited, in thousands)

	13 Weeks Ended
	March 28, 2014	March 29, 2013
Net income (loss)	$1,656	$(1,076)
Income tax expense (benefit)	1,104	(5,399)
Interest and other income, net	(344)	(477)
Depreciation and amortization	5,161	5,159
EBITDA*	7,577	(1,793)
Non-recurring acquisition costs	—	4,160
Adjusted EBITDA*	$7,577	$2,367

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income (loss). Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered a measure of financial performance in isolation or as an alternative to income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.